CALCULATION OF EARNINGS PER SHARE
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

                                                   Thirteen weeks ended           Thirty-nine weeks ended
                                                Sept. 28, 1997  Sept. 29, 1996 Sept. 28, 1997  Sept. 29, 1996
                                                  ---------       ---------      ---------       ---------
Income from continuing operations                 $  152,460      $  111,210     $  482,257     $  334,897
Income from discontinued operations
   Discontinued operations, net of tax                                 8,861                        24,540
   Gain from sale of discontinued operations,
     net of tax                                                      294,580                       294,580


                                                   ---------       ---------      ---------      ---------
Net Income                                        $  152,460      $  414,651     $  482,257     $  654,017
                                                   =========       =========      =========      =========

Weighted average number of
  common shares outstanding                          283,597         281,888        283,227        281,646
                                                   =========       =========      =========      =========

Income per share from continuing operations            $0.54           $0.39          $1.70          $1.18
Income per share from discontinued operations
   Discontinued operations, net of tax                                  0.03                          0.09
   Gain from sale of discontinued operations,
     net of tax                                                         1.05                          1.05

                                                       -----           -----          -----          -----
Net income per share                                   $0.54           $1.47          $1.70          $2.32
                                                       =====           =====          =====          =====

NOTE:  All common share amounts have been adjusted to reflect the two-for-one stock split effective on October 6, 1997.
